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                                                                     Exhibit 4.7

                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------

         THIS AMENDED AND RESTATED SECURITY AGREEMENT is made and entered into this 31/st/ day of January, 2002, by Tower Tech, Inc. (the "Debtor") in favor of Gold Bank formerly known as People First Bank (the "Secured Party").

1.       Definitions.
         -----------

         1.1. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Post Bankruptcy Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement").

         1.2. Except as set forth below, all terms defined in the UCC and used herein shall have the same definitions herein as specified therein.

         1.3. This Amended and Restated Security Agreement amends and restates that certain Security Agreement of April 23, 1999 and is entered into pursuant to that certain Plan of Reorganization, as amended and supplemented, confirmed by the United States Bankruptcy Court for the Western District of Oklahoma in the case of In re Tower Tech, Inc. bearing Case No. 00-20285 (the "Plan"). This Amended and Restated Security Agreement shall amend and restate but not replace the April 23, 1999 Security Agreement and the terms of such Security Agreement shall remain in full force and effect unless modified herein.

         1.4 The following terms shall have the meaning set forth below:

            1.4.1. "Collateral" - all now owned and hereafter acquired personal
                    ----------
property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation:

                1.4.1.1. Accounts;
                1.4.1.2. Chattel Paper;
                1.4.1.3. Inventory;
                1.4.1.4. Equipment:
                1.4.1.5. Instruments, including Promissory Notes;
                1.4.1.6. Investment Property;
                1.4.1.7. Documents;
                1.4.1.8. Deposit Accounts;
                1.4.1.9. Letter of Credit Rights;
                1.4.1.10.General Intangibles;
                1.4.1.11.Supporting Obligations;

                                  Page 1 of 17

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     1.4.2.   "Event of Default" - means the failure of the Debtor to pay or
               ---------------
perform any of the Obligations as and when due to be paid or performed under the terms of the Loan Agreement.

     1.4.3.   "Governmental Account Debtors" - See Exhibit 1.4.3.
               ----------------------------

     1.4.4.   "Instrument" - Shall have the meaning as defined in Article 9 of
               ----------
the UCC.

     1.4.5.   "Negotiable Collateral" - all of Debtor's present and future
               ---------------------
letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's books and records relating to any of the foregoing.

     1.4.6.   "Obligations" - means all of the indebtedness, obligations and
               -----------
liabilities of the Debtor to the Secured Party, and of the Trust (as defined in the Loan Agreement) to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Loan Agreement, any promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement

     1.4.7.   "Perfection Certificate" - The Perfection Certificate in the form
               ----------------------
of Exhibit

     1.4.8.   "Permitted Liens" - The liens, if any listed on Exhibit 1.4.8.
               ---------------

     1.4.9.   "State" - The State of Oklahoma.
               -----

     1.4.10.  "Transferable Record" - shall have the meaning set forth in the
               -------------------
Transferable Record Statutes.

     1.4.11.  "Transferable  Record  Statutes" - (S)201 of the Federal
               -----------------------------
Electronic Signatures in Global and National Commerce Act, orss.16 of the Uniform Electronic Transactions Act.

     1.4.12.  "UCC" - The Uniform Commercial Code in effect in the State at the
               ---
date on which a determination thereunder is to be made.

2. Grant of Security Interest.
   --------------------------

   2.1. To secure the payment and performance in full of the Obligations, the Debtor grants to the Secured Party a security interest in the Collateral, and all proceeds and products thereof.

   2.2. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Debtor's compliance with Section 4.7.

3. Authorization to File Financing Statements.
   -----------------------------------------
   3.1. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

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      3.1.1. indicate the Collateral as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

      3.1.2. contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and

      3.1.3. contain a notification that the Debtor has granted a negative pledge to the Secured Party, and that any subsequent lienor may be tortuously interfering with Secured Party's rights;

      3.1.4. advises third parties that any notification of Debtor's Account Debtors will interfere with Secured Party's collection rights.

  3.2. The Debtor agrees to furnish any of the foregoing information to the Secured Party promptly upon request.

  3.3. The Debtor ratifies its authorization for the Secured Party to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.

  3.4. The Secured Party may add any supplemental language to any such financing statement as Secured Party may determine to be necessary or helpful in acquiring or preserving rights against third parties.

4.Other Actions. Debtor agrees at its own expense, to take the following actions
  -------------
at its own expense with respect to the following Collateral:

  4.1. Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

  4.2. Deposit Accounts.

      4.2.1. For each deposit account maintained at any time by the Debtor, the Debtor shall, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, cause the Secured Party to acquire Control over the deposit accounts.

      4.2.2. The Secured Party shall not give any such instructions or withhold any withdrawal rights from the Debtor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise permitted by the Loan Documents, would occur.

      4.2.3. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral

                                  Page 3 of 17

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agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) deposit accounts for which the Secured Party is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's salaried employees.

  4.3. Investment Property.

        4.3.1. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

        4.3.2. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party's request and option, Debtor shall cause the Secured Party to acquire Control with respect thereto.

  4.4.  Collateral in the Possession of a Bailee.

        4.4.1. If any goods are at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and shall act upon the instructions of the Secured Party, without the further consent of the Debtor.

        4.4.2. The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions unless an Event of Default has occurred and with respect to the bailee.

  4.5. Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any Transferable Records, it shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party Control thereunder of such electronic chattel paper or control under the Transferable Record Statutes.

  4.6. Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a Letter of Credit it shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall cause the Secured Party to acquire Control thereof, in form satisfactory to Secured Party.

  4.7.  Commercial Tort Claims.

        4.7.1. If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

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          4.7.2. The Debtor will not grant any security interest in any future
Commercial Tort Claim to any entity other than Secured Party.

     4.8. Other Actions as to any and all Collateral. The Debtor shall take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral including, without limitation:

          4.8.1. causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce its security interest therein;

          4.8.2. complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, its security interest therein;

          4.8.3. obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral;

          4.8.4. obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and

          4.8.5. Taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

              4.8.5.1. Relation to Other Security Documents. The provisions of
                       ------------------------------------
          this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Debtor to the Secured Party and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Party hereunder. In addition, the provisions of this Agreement shall be read and construed with the other Loan Documents as defined in the Loan Agreement.

5.   Representations and Warranties.  The Debtor represents and warrants that:
     ------------------------------

     5.1. Legal Status

          5.1.1. The Debtor's exact legal name is that indicated on the Perfection Certificate.

          5.1.2. The Debtor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate.

          5.1.3. The Perfection Certificate accurately sets forth the Debtor's organizational identification number or accurately states that the Debtor has none.

          5.1.4. The Perfection Certificate accurately sets forth the Debtor's place of business or, if more than one, its chief executive office as well as the Debtor's mailing address if different.

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       5.1.5.   All other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete.

   5.2. Collateral.

       5.2.1. The Debtor is the owner of the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens, if any.

       5.2.2. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in the UCC.

       5.2.3. Except for the Governmental Account Debtors, none of the Account Debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

       5.2.4. The Debtor holds no commercial tort claim except as indicated on the Perfection Certificate.

       5.2.5. The Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

       5.2.6. All other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

6.  Covenants.
    ---------

    6.1.  Legal Status.

       6.1.1. Without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one.

       6.1.2. If the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number.

       6.1.3. The Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

   6.2.  Collateral.

       6.2.1. The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4.1, will be kept at those locations listed on the Perfection Certificate and the Debtor will not

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remove the Collateral from such locations, without providing at least 30 days prior written notice to the Secured Party.

     6.2.2. Except for the security interest herein granted and Permitted Liens, the Debtor shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party.

     6.2.3. The Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party except for Permitted liens.

     6.2.4. The Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

     6.2.5. The Debtor will permit the Secured Party to inspect the Collateral at any reasonable time, wherever located.

     6.2.6. The Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

     6.2.7. The Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment,storage or disposal of hazardous materials or substances.

     6.2.8. The Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for:

          6.2.8.1. sales and leases of inventory and licenses of general intangibles in the ordinary course of business and

          6.2.8.2. So long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

     6.2.9. After written notice by Secured Party to Debtor, , and automatically, without notice, after an Event of Default, Debtor shall not, without the prior written consent of Secured Party in each instance:

          6.2.9.1. grant any extension of time for payment of any Accounts;

          6.2.9.2. compromise or settle any Accounts for less than the full amount thereof;

          6.2.9.3. release in whole or in part any Account Debtor; or

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        6.2.9.4. Grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Accounts.

     6.2.10. At such times as Secured Party may request and in the manner specified by Secured Party, Debtor shall deliver to Secured Party or Secured Party's representative original invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Accounts or statements of account and confirmatory assignments to Secured Party of the Accounts in form and substance satisfactory to Secured Party and duly executed by Debtor.

     6.2.11. In addition, in the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Debtor shall, immediately upon written request therefor from Secured Party, endorse and assign such Negotiable Collateral over to Secured Party and deliver actual physical possession of the Negotiable Collateral to Secured Party.

7. Insurance.
   ---------
   7.1. Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party and as required by the Loan Agreement. In addition, all such insurance shall be payable to the Secured Party under a Secured Party Lender Loss Payable Endorsement. Without limiting the foregoing, the Debtor will:

       7.1.1. Keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property;

       7.1.2. Maintain all such workers' compensation or similar insurance as may be required by law;

       7.1.3. Maintain, in amounts and with deductibles] equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

   7.2. Insurance Proceeds.

       7.2.1. The proceeds of any casualty insurance relating to the Collateral shall be held by the Secured Party as cash collateral for the Obligation.

      7.2.2. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party

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may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.


   7.3. Notice of Cancellation. Policies of insurance shall provide for at least thirty days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

8. Collateral Protection Expenses; Preservation of Collateral
   ----------------------------------------------------------

   8.1. Expenses Incurred by Secured Party. In its discretion, the Secured
Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default.

   8.2. Secured Party's Obligations and Duties. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

   8.3. Securities and Deposits. The Secured Party may at any time, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise that it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations [then due and owing:

   8.4. Notification to Account Debtors and other Persons Obligated on
        Collateral.

       8.4.1. The Secured Party may at any time notify Account Debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to or as designated by the Secured Party.

       8.4.2. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments.

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     8.4.3. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

9.  Authorization to Secured Party
    ------------------------------
    9.1. Appointment and Powers of Secured Party. The Debtor irrevocably authorizes Secured Party to take any and all appropriate action and to execute any and all documents and instruments, in the name of Debtor, that may be necessary or desirable to accomplish the purposes of this Agreement including but not limited to:

     9.1.1. upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as though the Secured Party were the absolute owner thereof, and to do at the Debtor's expense, all acts which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, including, without limitation:

     9.1.2. the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes;

     9.1.3. upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities;

     9.1.4. the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral:

     9.1.5. the filing on behalf of Debtor with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Debtor qualified to transact business in a particular state or geographic location;

    9.2. Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys have lawfully done or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

10. Remedies. If an Event of Default shall have occurred and be continuing,
    --------
in addition to the rights granted to the Secured Party under the UCC:

    10.1 The Secured Party may require the Debtor to deliver to any location reasonably selected by Secured Party and assemble all or any part of the Collateral;

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     10.2 Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five business days prior written notice (which the Debtor agrees shall be reasonable notice) of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.

     10.3 The Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

11. Standards for Exercising Remedies.
    ---------------------------------

    11.1. to the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured
Party:

     11.1.1. to not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

     11.1.2. to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

     11.1.3. to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

     11.1.4. to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

     11.1.5. to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

     11.1.6. to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

     11.1.7. to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

     11.1.8. to dispose of assets in wholesale rather than retail markets;


     11.1.9. to disclaim all disposition warranties;

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     11.1.10. to purchase insurance or credit enhancements to insure the Secured
Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral;

   11.2. The Debtor acknowledges that the purpose of this Section 11 is to provide non-exhaustive indications of what actions or omissions by the secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

12. No Waiver by Secured Party, No failure to exercise and no delay in
    --------------------------
exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Secured Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Secured Party of any breach or default by Debtor hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Secured Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Secured Party would otherwise have. Any waiver, permit, consent or approval by Secured Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

13. Proceeds and Expenses of Dispositions. The Debtor shall pay to the Secured
    -------------------------------------
Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, notwithstanding contrary instructions received by Secured Party from the Debtor or any other third party.

14. Amendment. Neither this Agreement nor any provisions hereof may be changed,
    ---------
waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

15. Survival.  All  representations,  warranties and agreements herein
    --------
contained shall be effective so long as any portion of this Agreement remains executory.


16. No Lien  Termination  without  Release.  In  recognition of the Secured
    --------------------------------------
Party's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Debtor, Secured Party shall not be required to terminate any Uniform Commercial Code Financing Statements filed in its favor against the Debtor relating to the Collateral unless and until Debtor and all entities which are secondarily liable on the Obligations has executed and delivered to Secured Party a general release, covering claims both known and unknown, in a form reasonably satisfactory to Secured Party. Debtor understands that this provision constitutes a waiver of its rights under
(S)9-513 of the UCC.

17. Severability. In the event any one or more of the provisions contained in
    ------------
this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. Notice.
    ------

    18.1. All notices required to be given to any party other than Secured Party shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

    18.2. All notices to Secured Party hereunder shall be deemed given upon actual receipt by a responsible officer of Secured Party.

    18.3. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                                     DEBTOR
                                     ------

Address:          11935 S. I-44 Service Road
                  Oklahoma City, Oklahoma  73173
                  Attn: Chief Financial Officer


                                  SECURED PARTY
                                  -------------

Address:          Gold Bank
                  P.O. Box 721660
                  Oklahoma City, Oklahoma  73172-1660
                  Attn:  Ralph T. Fredrickson, Executive Vice President

         IN WITNESS WHEREOF, intending to be legally bound, the Debtor and the Secured Party have caused this agreement to be duly executed as of the date first above written.

DEBTOR:                             By:___________________________________

                                    Name: Robert Brink

                                    Title: President and Chief Executive Officer

                                  EXHIBIT 1.4.3
                                  -------------

                         [Governmental Account Debtors]

                                      NONE

                                  EXHIBIT 1.4.7
                                  -------------

                            (Perfection Certificate)

                                  EXHIBIT 1.4.8
                                  -------------

                 Liens permitted by and as set forth in the Plan

                                 Page 17 of 17